Exhibit 99.1

Contacts: Media	Investors
Jennifer Pakradooni	Mike Salop
720-332-0516	720-332-8276
jennifer.pakradooni@westernunion.com	mike.salop@westernunion.com

WESTERN UNION REPORTS FOURTH QUARTER
AND FULL YEAR RESULTS

Solid fourth quarter business performance with strong digital growth
Revenue increases 5%; Net income impacted by U.S. tax reform and goodwill impairment
Company expects solid business performance in 2018; Quarterly dividend increased 9%

_________________________________________________________

Englewood, Colo., February 13, 2018 - The Western Union Company (NYSE: WU) today reported financial results for the 2017 fourth quarter and full year, and provided its financial outlook for 2018.

In the fourth quarter, the Company generated revenue of $1.4 billion, which increased 5% compared to the prior year, or 4% on a constant currency basis. Improved trends in the Company’s consumer money transfer business and continued strong growth in the bill payments businesses drove the revenue growth.

GAAP earnings per share in the quarter was negatively impacted by United States tax reform legislation enacted in December 2017 (the “Tax Act”) and a non-cash goodwill impairment charge related to the Business Solutions reporting unit. GAAP earnings / (loss) per share of ($2.44) compared to ($0.73) in the prior year period, while adjusted earnings per share of $0.41 compared to $0.47 in the same period last year.

“Our consumer money transfer revenue growth accelerated in the fourth quarter, and our business continued to demonstrate resilience,” said president and chief executive officer Hikmet Ersek. “Solid business performance was again led by our digital channel, as westernunion.com money transfer delivered a 22% revenue increase and represented 10% of our total consumer-to-consumer business in the quarter.”

Ersek added, “We remain focused on leveraging our cross-border capabilities to drive more global funds and transactions through our platform in 2018.”

Executive Vice President and Chief Financial Officer Raj Agrawal stated, “We generated strong cash flow and allocation to shareholders in 2017, returning more than $800 million through share repurchases and dividends. Our WU Way business transformation initiatives also delivered solid results and should continue to fuel operating efficiencies and growth initiatives.”

The new quarterly cash dividend of $0.19 per common share, which represents a 9% increase over the previous dividend of $0.175, is payable March 30, 2018 to shareholders of record at the close of business on March 16, 2018.

Q4 Business Unit and Financial Highlights

•
Consumer-to-Consumer (C2C) revenues, which represented 80% of total Company revenues in the quarter, increased 5% on a reported basis, or 4% constant currency. Transactions grew 3%, driven by growth in westernunion.com. Geographically, revenue growth was led by transactions originated in Latin America and North America.

Westernunion.com C2C revenues increased 22% on both a reported and constant currency basis, on transaction growth of 22%. Westernunion.com represented 10% of total C2C revenue in the quarter.

•
Western Union Business Solutions revenues declined 4%, or 8% on a constant currency basis, primarily due to declines in Europe. Business Solutions represented 6% of total Company revenues in the quarter.

•
Other revenues, which primarily consist of bill payments businesses in the U.S. and Argentina and represented 14% of the quarter’s revenues, increased 11%, or 14% on a constant currency basis. Growth in the quarter was driven by the Speedpay U.S. electronic and Pago Facil Argentina walk-in bill payments businesses.

•
GAAP operating loss in the quarter was ($253) million, which compares to ($314) million in the prior year period, while adjusted operating income of $258 million compares to $271 million in the prior year period. GAAP operating losses include a $464 million non-cash goodwill impairment charge in the current quarter and a $571 million expense related to the Joint Settlement Agreements (as defined below) with federal and state governments in the prior year period.

The non-cash goodwill impairment charge is related to our Business Solutions reporting unit, as the estimated fair value of the reporting unit declined below its carrying value. The reduction in estimated fair value primarily resulted from a decrease in projected revenue growth rates and EBITDA margins and the impact of the Tax Act. The financial projections were reevaluated due to the declines in revenues and operating results recognized in the fourth quarter of 2017, which were below management’s expectations. The December 2017 enactment of the Tax Act also effectively eliminated contributions to Business Solutions fair value previously derived from cash management strategies that optimized the Company’s U.S. cash flow management utilizing principal payouts for Business Solutions transactions.

GAAP operating margin was (17.6%), which compares to (22.9%) in the prior year period. Adjusted operating margin of 17.9% in the quarter compares to 19.7% in the prior year period, with the decrease primarily due to timing of expenses, including incremental marketing spending to drive revenue growth, and the negative impact of foreign exchange.

•
Tax expense in the quarter includes an estimated incremental expense of $828 million related to the Tax Act, primarily due to taxes on certain of the Company’s previously undistributed foreign earnings, partially offset by benefits from remeasurement of U.S. deferred tax assets and liabilities and other tax balances. The Company’s 2017 U.S. federal tax cash liability, including the effects of the Tax Act and other Company income and tax attributes, is estimated at $780 million and will be payable over the next eight years, with 8% payable in each of years one through five, 15% in year six, 20% in year seven, and 25% in year eight. Due to the complexities and uncertain interpretations of many aspects of the Tax Act, certain of the 2017 impacts have been provisionally estimated and additional effects may be recorded in 2018.

•	The Company returned $92 million to shareholders in the fourth quarter, consisting of $12 million of share repurchases and $80 million of dividends.

2017 Full Year Results

The Company’s full year revenue increased 2%, or increased 3% on a constant currency basis, compared to the prior year period. Foreign currency translation, net of hedge benefits, negatively impacted revenue by $61 million.

GAAP operating margin of 8.6% compares to 8.9% in the prior year. Adjusted operating margin was 19.9%, which compares to 20.4% in 2016. The adjusted margin decline from 2016 was primarily attributable to the impact of foreign exchange.

The full year tax expense was $905 million, which compares to $88 million in the prior year. Excluding the impact of the Tax Act and other adjustment items, the adjusted tax rate of 13% for the full year compares to 11% in 2016.

GAAP earnings / (loss) per share of ($1.19) compares to $0.51 in the prior year, while adjusted earnings per share of $1.80 compares to $1.75 in 2016.

GAAP cash flow from operating activities for the year was $736 million, which includes the impact of approximately $600 million of outflows related to the Joint Settlement Agreements and $77 million of WU Way spending, partially offset by associated tax benefits. The Company returned $813 million to shareholders through dividends and share repurchases during the year.

2016 and 2017 Income Statement Adjustment Items

Adjusted metrics in 2017 exclude the impact of the Tax Act (estimated $828 million for Q4 and full year), the non-cash goodwill impairment charge ($464 million for Q4 and full year), expenses related to the WU Way business transformation ($35 million for Q4 and $94 million for full year), an accrual related to a settlement with the New York Department of Financial Services announced in January 2018 (“NYDFS Settlement,” $11 million for Q4 and $60 million for full year), additional expenses for an independent compliance auditor as required by the Joint Settlement Agreements ($8 million for full year), and related tax impacts. Adjusted metrics in the prior year period exclude expenses related to the Joint Settlement Agreements ($571 million for Q4 and $601 million full year) expenses related to the WU Way business transformation ($13 million for Q4 and $20 million full year), and related tax impacts.

2018 Outlook

The Company expects solid business performance in 2018, as it continues to execute its long-term growth strategies focusing on cross-border money movement and digital channel expansion. The impact of foreign exchange on 2018 results is expected to be minimal compared to the prior year.

The Company expects the following outlook for 2018:

Revenue

•	Low to mid-single digit increase in GAAP and constant currency revenue

Operating Profit Margin

•	Operating margin of approximately 20%

Tax Rate

•	Effective tax rate of approximately 15% to 16%

Earnings per Share

•	EPS in a range of $1.78 to $1.90

Cash Flow

•
Cash flow from operating activities of approximately $800 million, which includes approximately $200 million of outflows for the combination of anticipated final tax payments related to the agreement with the U.S. Internal Revenue Service announced in 2011, the NYDFS settlement payment, and WU Way payments related to 2017 expenses

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. As discussed in the Company’s Form 8-K filed with the SEC on April 27, 2017, beginning in the first quarter of 2017 the Company implemented a new region structure in its Consumer-to-Consumer operating segment, due to leadership and organizational structure changes within the Company.

Also beginning January 1, 2017, the determination of the geographic split for transactions and revenue in the C2C segment, including transactions initiated through westernunion.com, is based entirely upon the region where the money transfer is initiated. Prior to January 1, 2017, for transactions originated and paid in different regions, the Company split the transaction count and revenue between the two regions, with each region receiving 50%.

Beginning April 1, 2017, the Company implemented a new segment structure due to leadership and organizational structure changes. The new structure shifted all businesses previously in the historical Consumer-to-Business segment into Other.

Regional and segment results for the prior periods presented within this press release have been adjusted for the new region and segment structure and geographic split methodology.

Expenses related to the goodwill impairment, NYDFS Settlement, Joint Settlement Agreements and the WU Way business transformation are not included in operating segment results, as they are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include consolidated revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; Other revenue change constant currency adjusted; consolidated operating income/(loss), excluding the impact from goodwill impairment, NYDFS Settlement, the settlement with federal and state governments announced in January 2017 ("Joint Settlement Agreements") and WU Way business transformation expenses; consolidated operating margin, excluding goodwill impairment, NYDFS Settlement, Joint Settlement Agreements and WU Way business transformation expenses; effective tax rate excluding the goodwill impairment, NYDFS Settlement, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act; earnings/(loss) per share, excluding the goodwill impairment, NYDFS Settlement, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act; and additional measures found in the supplemental tables included with this press release. Although the expenses related to the WU Way business transformation are specific to that initiative, the types of expenses related to the WU Way business transformation are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at
http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or
+1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 0783050.

The conference call and accompanying slides will be available via webcast at
http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2016. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, including with respect to the Tax Act and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United

States, the European Union and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general, and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation approved by the European Union; the ongoing impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of December 31, 2017, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 550,000 agent locations in 200 countries and territories and over 150,000 ATMs and kiosks, and included the capability to send money to billions of accounts. In 2017, The Western Union Company completed 276 million consumer-to-consumer transactions worldwide, moving $82 billion of principal between consumers, and 547 million business payments. For more information, visit www.westernunion.com.

WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(1)%	(1)%	0%	0%	2%	5%	2%
Consolidated revenues (constant currency) - YoY % change	a	4%	3%	3%	2%	3%	4%	3%
Consolidated operating income/(loss) (GAAP) - YoY % change		(211)%	(56)%	(7)%	(18)%	(2)%	19%	(2)%
Consolidated operating income (constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and 2015 Paymap Settlement Agreement) - YoY % change	b	6%	4%	4%	10%	0%	0%	4%
Consolidated operating margin (GAAP)		(22.9)%	8.9%	18.4%	15.6%	19.3%	(17.6)%	8.6%
Consolidated operating margin (excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses)	c	19.7%	20.4%	19.5%	21.7%	20.6%	17.9%	19.9%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		0%	(1)%	0%	(1)%	1%	5%	1%
Revenues (constant currency) - YoY % change	g	3%	2%	2%	1%	1%	4%	2%
Operating margin		22.8%	23.4%	22.4%	24.8%	23.5%	21.4%	23.0%

Transactions (in millions)		69.1	268.3	65.3	69.9	69.2	71.4	275.8
Transactions - YoY % change		2%	3%	2%	3%	2%	3%	3%

Total principal ($ - billions)		$20.2	$80.0	$19.1	$20.4	$21.0	$21.3	$81.8
Principal per transaction ($ - dollars)		$292	$298	$292	$293	$302	$300	$297
Principal per transaction - YoY % change		(3)%	(5)%	(2)%	(3)%	1%	3%	0%
Principal per transaction (constant currency) - YoY % change	h	(2)%	(3)%	(1)%	(2)%	0%	0%	(1)%

Cross-border principal ($ - billions)		$18.3	$72.5	$17.3	$18.7	$19.0	$19.5	$74.5
Cross-border principal - YoY % change		(1)%	(2)%	1%	1%	4%	6%	3%
Cross-border principal (constant currency) - YoY % change	i	1%	0%	2%	2%	2%	4%	2%

NA region revenues (GAAP) - YoY % change	bb, cc	8%	6%	3%	3%	1%	3%	2%
NA region revenues (constant currency) - YoY % change	j, bb, cc	8%	7%	4%	3%	1%	3%	3%
NA region transactions - YoY % change	bb, cc	8%	7%	5%	4%	2%	1%	3%

EU & CIS region revenues (GAAP) - YoY % change	bb, dd	(2)%	(2)%	(1)%	(2)%	2%	6%	1%
EU & CIS region revenues (constant currency) - YoY % change	k, bb, dd	4%	1%	4%	2%	1%	2%	2%
EU & CIS region transactions - YoY % change	bb, dd	5%	4%	8%	7%	7%	7%	7%

MEASA region revenues (GAAP) - YoY % change	bb, ee	(14)%	(10)%	(13)%	(12)%	(8)%	1%	(8)%
MEASA region revenues (constant currency) - YoY % change	l, bb, ee	(12)%	(8)%	(10)%	(11)%	(8)%	0%	(7)%
MEASA region transactions - YoY % change	bb, ee	(17)%	(11)%	(15)%	(10)%	(11)%	(2)%	(10)%

LACA region revenues (GAAP) - YoY % change	bb, ff	11%	(3)%	26%	21%	19%	21%	22%
LACA region revenues (constant currency) - YoY % change	m, bb, ff	20%	7%	25%	22%	22%	23%	23%
LACA region transactions - YoY % change	bb, ff	18%	13%	17%	16%	17%	17%	17%

APAC region revenues (GAAP) - YoY % change	bb, gg	(2)%	(2)%	(2)%	(4)%	(1)%	0%	(2)%
APAC region revenues (constant currency) - YoY % change	n, bb, gg	(1)%	0%	(1)%	(2)%	1%	0%	0%
APAC region transactions - YoY % change	bb, gg	(6)%	(6)%	(2)%	(1)%	0%	3%	0%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
Consumer-to-Consumer segment cont.
International revenues - YoY % change	hh	(4)%	(4)%	(2)%	(3)%	1%	6%	0%
International transactions - YoY % change	hh	(1)%	(1)%	1%	2%	3%	6%	3%
International revenues - % of C2C segment revenues	hh	66%	67%	66%	66%	67%	67%	66%

United States originated revenues - YoY % change	ii	8%	7%	4%	3%	1%	3%	3%
United States originated transactions - YoY % change	ii	8%	8%	4%	4%	1%	0%	2%
United States originated revenues - % of C2C segment revenues	ii	34%	33%	34%	34%	33%	33%	34%

westernunion.com revenues (GAAP) - YoY % change	jj	27%	22%	26%	21%	23%	22%	23%
westernunion.com revenues (constant currency) - YoY % change	o, jj	30%	24%	28%	23%	23%	22%	24%
westernunion.com transactions - YoY % change	jj	28%	27%	27%	25%	24%	22%	24%

% of Consumer-to-Consumer Revenue
Regional Revenues:
NA region revenues	bb, cc	37%	36%	37%	37%	36%	37%	37%
EU & CIS region revenues	bb, dd	31%	31%	30%	31%	31%	31%	31%
MEASA region revenues	bb, ee	16%	18%	17%	16%	16%	16%	16%
LACA region revenues	bb, ff	8%	7%	8%	8%	9%	9%	8%
APAC region revenues	bb, gg	8%	8%	8%	8%	8%	7%	8%
westernunion.com revenues	jj	9%	8%	9%	9%	10%	10%	10%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		(3)%	(1)%	(6)%	(4)%	2%	(4)%	(3)%
Revenues (constant currency) - YoY % change	p	1%	3%	(3)%	(1)%	1%	(8)%	(3)%
Operating margin		9.7%	5.3%	2.5%	5.5%	9.1%	(3.2)%	3.5%

Other (primarily bill payments businesses in United States and Argentina)
Revenues (GAAP) - YoY % change		(4)%	(3)%	7%	9%	9%	11%	9%
Revenues (constant currency) - YoY % change	r	8%	10%	9%	12%	13%	14%	12%
Operating margin		6.6%	10.4%	12.3%	12.1%	10.5%	7.8%	10.7%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		80%	79%	78%	79%	79%	80%	79%
Business Solutions segment revenues		7%	7%	7%	7%	7%	6%	7%
Other revenues		13%	14%	15%	14%	14%	14%	14%

* See the "Notes to Key Statistics" section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF INCOME/(LOSS)
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Revenues	$1,438.3	$1,371.7	5%	$5,524.3	$5,422.9	2%
Expenses:
Cost of services	870.9	845.8	3%	3,355.4	3,270.0	3%
Selling, general and administrative (a)	355.9	839.4	(58)%	1,231.5	1,669.2	(26)%
Goodwill impairment charge	464.0	—	(d)	464.0	—	(d)
Total expenses (b)	1,690.8	1,685.2	0%	5,050.9	4,939.2	2%
Operating income/(loss)	(252.5)	(313.5)	19%	473.4	483.7	(2)%
Other income/(expense):
Interest income	1.1	0.8	37%	4.9	3.5	41%
Interest expense	(37.9)	(29.6)	28%	(142.1)	(152.5)	(7)%
Derivative gains, net	0.3	2.3	(89)%	7.1	4.5	56%
Other income/(expense), net	(0.2)	1.7	(d)	4.2	2.5	77%
Total other expense, net	(36.7)	(24.8)	48%	(125.9)	(142.0)	(11)%
Income/(loss) before income taxes	(289.2)	(338.3)	(15)%	347.5	341.7	2%
Provision for income taxes (c)	831.7	16.7	(d)	904.6	88.5	(d)
Net income/(loss)	$(1,120.9)	$(355.0)	(d)	$(557.1)	$253.2	(d)
Earnings/(loss) per share:
Basic	$(2.44)	$(0.73)	(d)	$(1.19)	$0.52	(d)
Diluted	$(2.44)	$(0.73)	(d)	$(1.19)	$0.51	(d)
Weighted-average shares outstanding:
Basic	459.6	483.6		467.9	490.2
Diluted	459.6	483.6		467.9	493.5

Cash dividends declared per common share	$0.175	$0.16	9%	$0.70	$0.64	9%

__________
(a)
For the three and twelve months ended December 31, 2017, selling, general and administrative expenses included $11.0 million and $60.0 million, respectively, from an accrual for a consent order with the New York State Department of Financial Services ("NYDFS") related to matters identified as part of the Joint Settlement Agreements (as defined below), as described in our Form 8-K filed with the Securities and Exchange Commission on January 4, 2018. For the three and twelve months ended December 31, 2016, selling, general and administrative expenses included $571.0 million and $601.0 million, respectively, related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission, (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (collectively, the “Joint Settlement Agreements”) to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters.

(b)
For the three and twelve months ended December 31, 2017, total WU Way business transformation expenses were $35.2 million and $94.4 million, respectively, including $8.0 million and $35.7 million in cost of services and $27.2 million and $58.7 million in selling, general and administrative, respectively. For the three and twelve months ended December 31, 2016, total WU Way business transformation expenses were $13.2 million and $20.3 million, respectively, including $2.5 million for both periods in cost of services and $10.7 million and $17.8 million in selling, general and administrative, respectively.

(c)
For both the three and twelve months ended December 31, 2017, provision for income taxes includes an estimated $828.3 million related to the December 2017 enactment of United States tax reform, primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects.

(d) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	December 31,
	2017	2016
Assets
Cash and cash equivalents (a)	$838.2	$877.5
Settlement assets	4,188.9	3,749.1
Property and equipment, net of accumulated depreciation of
$635.7 and $600.0, respectively	214.2	220.5
Goodwill	2,727.9	3,162.0
Other intangible assets, net of accumulated amortization of
$1,042.7 and $958.2, respectively	586.3	664.2
Other assets	675.9	746.3
Total assets	$9,231.4	$9,419.6
Liabilities and Stockholders' Equity/(Deficit)
Liabilities:
Accounts payable and accrued liabilities	$718.5	$1,129.6
Settlement obligations	4,188.9	3,749.1
Income taxes payable	1,252.0	407.3
Deferred tax liability, net	173.0	85.9
Borrowings	3,033.6	2,786.1
Other liabilities	356.8	359.4
Total liabilities	9,722.8	8,517.4

Stockholders' equity/(deficit):
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
459.0 shares and 481.5 shares issued and outstanding as of
December 31, 2017 and 2016, respectively	4.6	4.8
Capital surplus	697.8	640.9
Retained earnings/(accumulated deficit)	(965.9)	419.3
Accumulated other comprehensive loss	(227.9)	(162.8)
Total stockholders' equity/(deficit)	(491.4)	902.2
Total liabilities and stockholders' equity/(deficit)	$9,231.4	$9,419.6

__________
(a) Approximately $650 million and $700 million was held by entities outside of the United States as of December 31, 2017 and 2016, respectively.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Year Ended December 31,
	2017	2016
Cash Flows From Operating Activities
Net income/(loss)	$(557.1)	$253.2
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	77.1	74.2
Amortization	185.8	189.0
Goodwill impairment charge	464.0	—
Deferred income tax provision/(benefit)	69.5	(174.2)
Other non-cash items, net	124.2	98.3
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(68.7)	(71.4)
Accounts payable and accrued liabilities	(417.6)	522.8
Income taxes payable	850.4	190.9
Other liabilities	8.2	(40.9)
Net cash provided by operating activities (a)	735.8	1,041.9
Cash Flows From Investing Activities
Capitalization of contract costs	(74.8)	(107.3)
Capitalization of purchased and developed software	(33.2)	(53.7)
Purchases of property and equipment	(69.1)	(68.8)
Purchases of non-settlement related investments and other	(192.1)	(64.7)
Proceeds from maturity of non-settlement related investments and other	203.8	53.2
Purchases of held-to-maturity non-settlement related investments	(42.7)	(39.7)
Proceeds from held-to-maturity non-settlement related investments	28.4	9.9
Acquisition of businesses, net	(24.9)	—
Net cash used in investing activities	(204.6)	(271.1)
Cash Flows From Financing Activities
Cash dividends paid	(325.6)	(312.2)
Common stock repurchased	(502.8)	(501.6)
Net proceeds from issuance of borrowings	746.2	575.0
Principal payments on borrowings	(500.0)	(1,005.4)
Proceeds from exercise of options and other	11.7	35.0
Net cash used in financing activities	(570.5)	(1,209.2)
Net change in cash and cash equivalents	(39.3)	(438.4)
Cash and cash equivalents at beginning of year	877.5	1,315.9
Cash and cash equivalents at end of year	$838.2	$877.5

__________
(a) The decrease in cash flow from operations for year ended December 31, 2017 compared to the prior year was primarily due to cash payments made related to the Joint Settlement Agreements.

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Revenues:
Consumer-to-Consumer	$1,144.5	$1,092.5	5%	$4,354.5	$4,304.6	1%
Business Solutions	94.3	98.8	(4)%	383.9	396.0	(3)%
Other (a)	199.5	180.4	11%	785.9	722.3	9%
Total consolidated revenues	$1,438.3	$1,371.7	5%	$5,524.3	$5,422.9	2%
Operating income/(loss):
Consumer-to-Consumer	$245.1	$249.3	(2)%	$1,002.4	$1,008.7	(1)%
Business Solutions	(3.0)	9.6	(c)	13.6	21.1	(36)%
Other	15.6	11.8	32%	83.8	75.2	11%
Total segment operating income	257.7	270.7	(5)%	1,099.8	1,105.0	0%
Goodwill impairment (b)	(464.0)	—	(c)	(464.0)	—	(c)
NYDFS Consent Order (b)	(11.0)	—	(c)	(60.0)	—	(c)
Joint Settlement Agreements (b)	—	(571.0)	(c)	(8.0)	(601.0)	(99)%
Business transformation expenses (b)	(35.2)	(13.2)	(c)	(94.4)	(20.3)	(c)
Total consolidated operating income/(loss)	$(252.5)	$(313.5)	19%	$473.4	$483.7	(2)%
Operating income/(loss) margin:
Consumer-to-Consumer	21.4%	22.8%	(1.4)%	23.0%	23.4%	(0.4)%
Business Solutions	(3.2)%	9.7%	(12.9)%	3.5%	5.3%	(1.8)%
Other	7.8%	6.6%	1.2%	10.7%	10.4%	0.3%
Total consolidated operating income/(loss) margin	(17.6)%	(22.9)%	5.3%	8.6%	8.9%	(0.3)%

__________
(a)	Consists primarily of the Company's bill payments businesses in the United States and Argentina.
(b)
Expenses related to the Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and the WU Way business transformation are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.

(c)	Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts, which have been adjusted for changes in our reporting segments and geographic regions, as described earlier. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

		4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,371.7	$5,422.9	$1,302.4	$1,378.9	$1,404.7	$1,438.3	$5,524.3
	Foreign currency translation impact (s)	58.7	217.1	30.1	29.0	7.7	(5.5)	61.3
	Revenues, constant currency adjusted	$1,430.4	$5,640.0	$1,332.5	$1,407.9	$1,412.4	$1,432.8	$5,585.6
	Prior year revenues, as reported (GAAP)	$1,380.0	$5,483.7	$1,297.7	$1,375.7	$1,377.8	$1,371.7	$5,422.9
	Revenue change, as reported (GAAP)	(1)%	(1)%	0%	0%	2%	5%	2%
	Revenue change, constant currency adjusted	4%	3%	3%	2%	3%	4%	3%

(b)	Operating income/(loss), as reported (GAAP)	$(313.5)	$483.7	$239.5	$214.8	$271.6	$(252.5)	$473.4
	Foreign currency translation impact (s)	28.0	90.2	15.0	6.8	8.9	13.3	44.0
	Goodwill impairment (t)	N/A	N/A	N/A	N/A	N/A	464.0	464.0
	NYDFS Consent Order (u)	N/A	N/A	N/A	49.0	—	11.0	60.0
	Joint Settlement Agreements (w)	571.0	601.0	—	—	8.0	—	8.0
	WU Way business transformation expenses (x)	13.2	20.3	14.3	35.0	9.9	35.2	94.4
	Operating income, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$298.7	$1,195.2	$268.8	$305.6	$298.4	$271.0	$1,143.8
	Prior year operating income, excluding Joint Settlement Agreements, WU Way business transformation expenses and 2015 Paymap Settlement Agreement (v)	$281.8	$1,144.7	$258.6	$277.4	$298.3	$270.7	$1,105.0
	Operating income change, as reported (GAAP)	(211)%	(56)%	(7)%	(18)%	(2)%	19%	(2)%
	Operating income change, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and 2015 Paymap Settlement Agreement	6%	4%	4%	10%	0%	0%	4%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
	Consolidated Metrics cont.
(c)	Operating income/(loss), as reported (GAAP)	$(313.5)	$483.7	$239.5	$214.8	$271.6	$(252.5)	$473.4
	Goodwill impairment (t)	N/A	N/A	N/A	N/A	N/A	464.0	464.0
	NYDFS Consent Order (u)	N/A	N/A	N/A	49.0	—	11.0	60.0
	Joint Settlement Agreements (w)	571.0	601.0	—	—	8.0	—	8.0
	WU Way business transformation expenses (x)	13.2	20.3	14.3	35.0	9.9	35.2	94.4
	Operating income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$270.7	$1,105.0	$253.8	$298.8	$289.5	$257.7	$1,099.8
	Operating margin, as reported (GAAP)	(22.9)%	8.9%	18.4%	15.6%	19.3%	(17.6)%	8.6%
	Operating margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	19.7%	20.4%	19.5%	21.7%	20.6%	17.9%	19.9%
(d)	Operating income/(loss), as reported (GAAP)	$(313.5)	$483.7	$239.5	$214.8	$271.6	$(252.5)	$473.4
	Reversal of depreciation and amortization	65.3	263.2	66.4	65.2	65.5	65.8	262.9
	EBITDA (z)	$(248.2)	$746.9	$305.9	$280.0	$337.1	$(186.7)	$736.3
	Goodwill impairment (t)	N/A	N/A	N/A	N/A	N/A	464.0	464.0
	NYDFS Consent Order (u)	N/A	N/A	N/A	49.0	—	11.0	60.0
	Joint Settlement Agreements (w)	571.0	601.0	—	—	8.0	—	8.0
	WU Way business transformation expenses (x)	13.2	20.3	14.3	35.0	9.9	35.2	94.4
	Adjusted EBITDA, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$336.0	$1,368.2	$320.2	$364.0	$355.0	$323.5	$1,362.7
	Operating margin, as reported (GAAP)	(22.9)%	8.9%	18.4%	15.6%	19.3%	(17.6)%	8.6%
	EBITDA margin	(18.1)%	13.8%	23.5%	20.3%	24.0%	(13.0)%	13.3%
	Adjusted EBITDA margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	24.5%	25.2%	24.6%	26.4%	25.3%	22.5%	24.7%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
	Consolidated Metrics cont.
(e)	Net income/(loss), as reported (GAAP)	$(355.0)	$253.2	$161.7	$166.5	$235.6	$(1,120.9)	$(557.1)
	Goodwill impairment (t)	N/A	N/A	N/A	N/A	N/A	464.0	464.0
	NYDFS Consent Order (u)	N/A	N/A	N/A	49.0	—	11.0	60.0
	Joint Settlement Agreements (w)	571.0	601.0	—	—	8.0	—	8.0
	WU Way business transformation expenses (x)	13.2	20.3	14.3	35.0	9.9	35.2	94.4
	Income tax benefit from Goodwill impairment (t)	N/A	N/A	N/A	N/A	N/A	(17.2)	(17.2)
	Income tax expense/(benefit) from Joint Settlement Agreements (w)	5.5	(5.4)	—	—	(2.9)	—	(2.9)
	Income tax benefit from WU Way business transformation expenses (x)	(4.8)	(7.4)	(5.0)	(12.3)	(2.7)	(11.1)	(31.1)
	Income tax expense from Tax Act (y)	N/A	N/A	N/A	N/A	N/A	828.3	828.3
	Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) and Tax Act	584.9	608.5	9.3	71.7	12.3	1,310.2	1,403.5
	Net income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	$229.9	$861.7	$171.0	$238.2	$247.9	$189.3	$846.4
	Diluted earnings/(loss) per share ("EPS"), as reported (GAAP) ($ - dollars)	$(0.73)	$0.51	$0.33	$0.35	$0.51	$(2.44)	$(1.19)
	EPS impact as a result of Goodwill impairment ($ - dollars) (t)	N/A	N/A	N/A	N/A	N/A	$1.01	$1.00
	EPS impact as a result of NYDFS Consent Order ($ - dollars) (u)	N/A	N/A	N/A	$0.10	$—	$0.02	$0.13
	EPS impact as a result of Joint Settlement Agreements ($ - dollars) (w)	$1.17	$1.22	$—	$—	$0.02	$—	$0.02
	EPS impact as a result of WU Way business transformation expenses ($ - dollars) (x)	$0.03	$0.04	$0.03	$0.07	$0.02	$0.08	$0.20
	EPS impact from income tax benefit from Goodwill impairment ($ - dollars) (t)	N/A	N/A	N/A	N/A	N/A	$(0.04)	$(0.04)
	EPS impact from income tax expense/(benefit) from Joint Settlement Agreements ($ - dollars) (w)	$0.01	$(0.01)	$—	$—	$(0.01)	$—	$(0.01)
	EPS impact from income tax benefit from WU Way business transformation expenses ($ - dollars) (x)	$(0.01)	$(0.01)	$(0.01)	$(0.02)	$(0.01)	$(0.02)	$(0.07)
	EPS impact as a result of Tax Act ($ - dollars) (y)	N/A	N/A	N/A	N/A	N/A	$1.80	$1.76
	EPS impact as a result of Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) and Tax Act ($ - dollars)	$1.20	$1.24	$0.02	$0.15	$0.02	$2.85	$2.99
	Diluted EPS, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act ($ - dollars)	$0.47	$1.75	$0.35	$0.50	$0.53	$0.41	$1.80
	Diluted weighted-average shares outstanding (aa)	483.6	493.5	483.4	472.0	465.4	462.9	470.9

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
	Consolidated Metrics cont.
(f)	Effective tax rate, as reported (GAAP)	(5)%	26%	24%	10%	2%	(288)%	260%
	Impact from Goodwill impairment (t)	N/A	N/A	N/A	N/A	N/A	773%	(146)%
	Impact from NYDFS Consent Order (u)	N/A	N/A	N/A	(2)%	0%	(29)%	(8)%
	Impact from Joint Settlement Agreements (w)	10%	(16)%	0%	0%	1%	0%	(1)%
	Impact from WU Way business transformation expenses (x)	2%	1%	1%	3%	1%	(67)%	(7)%
	Impact from Tax Act (y)	N/A	N/A	N/A	N/A	N/A	(375)%	(85)%
	Effective tax rate, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	7%	11%	25%	11%	4%	14%	13%

	Consumer-to-Consumer Segment
(g)	Revenues, as reported (GAAP)	$1,092.5	$4,304.6	$1,015.0	$1,087.3	$1,107.7	$1,144.5	$4,354.5
	Foreign currency translation impact (s)	33.4	112.2	24.1	20.8	1.8	(9.0)	37.7
	Revenues, constant currency adjusted	$1,125.9	$4,416.8	$1,039.1	$1,108.1	$1,109.5	$1,135.5	$4,392.2
	Prior year revenues, as reported (GAAP)	$1,091.2	$4,343.9	$1,017.4	$1,095.8	$1,098.9	$1,092.5	$4,304.6
	Revenue change, as reported (GAAP)	0%	(1)%	0%	(1)%	1%	5%	1%
	Revenue change, constant currency adjusted	3%	2%	2%	1%	1%	4%	2%

(h)	Principal per transaction, as reported ($ - dollars)	$292	$298	$292	$293	$302	$300	$297
	Foreign currency translation impact ($ - dollars) (s)	4	4	3	3	(2)	(6)	(1)
	Principal per transaction, constant currency adjusted ($ - dollars)	$296	$302	$295	$296	$300	$294	$296
	Prior year principal per transaction, as reported ($ - dollars)	$303	$312	$299	$301	$300	$292	$298
	Principal per transaction change, as reported	(3)%	(5)%	(2)%	(3)%	1%	3%	0%
	Principal per transaction change, constant currency adjusted	(2)%	(3)%	(1)%	(2)%	0%	0%	(1)%

(i)	Cross-border principal, as reported ($ - billions)	$18.3	$72.5	$17.3	$18.7	$19.0	$19.5	$74.5
	Foreign currency translation impact ($ - billions) (s)	0.2	1.0	0.2	0.2	(0.2)	(0.4)	(0.2)
	Cross-border principal, constant currency adjusted ($ - billions)	$18.5	$73.5	$17.5	$18.9	$18.8	$19.1	$74.3
	Prior year cross-border principal, as reported ($ - billions)	$18.4	$73.6	$17.3	$18.5	$18.4	$18.3	$72.5
	Cross-border principal change, as reported	(1)%	(2)%	1%	1%	4%	6%	3%
	Cross-border principal change, constant currency adjusted	1%	0%	2%	2%	2%	4%	2%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
	Consumer-to-Consumer Segment cont.
(j)	NA region revenue change, as reported (GAAP)	8%	6%	3%	3%	1%	3%	2%
	NA region foreign currency translation impact (s)	0%	1%	1%	0%	0%	0%	1%
	NA region revenue change, constant currency adjusted	8%	7%	4%	3%	1%	3%	3%

(k)	EU & CIS region revenue change, as reported (GAAP)	(2)%	(2)%	(1)%	(2)%	2%	6%	1%
	EU & CIS region foreign currency translation impact (s)	6%	3%	5%	4%	(1)%	(4)%	1%
	EU & CIS region revenue change, constant currency adjusted	4%	1%	4%	2%	1%	2%	2%

(l)	MEASA region revenue change, as reported (GAAP)	(14)%	(10)%	(13)%	(12)%	(8)%	1%	(8)%
	MEASA region foreign currency translation impact (s)	2%	2%	3%	1%	0%	(1)%	1%
	MEASA region revenue change, constant currency adjusted	(12)%	(8)%	(10)%	(11)%	(8)%	0%	(7)%

(m)	LACA region revenue change, as reported (GAAP)	11%	(3)%	26%	21%	19%	21%	22%
	LACA region foreign currency translation impact (s)	9%	10%	(1)%	1%	3%	2%	1%
	LACA region revenue change, constant currency adjusted	20%	7%	25%	22%	22%	23%	23%

(n)	APAC region revenue change, as reported (GAAP)	(2)%	(2)%	(2)%	(4)%	(1)%	0%	(2)%
	APAC region foreign currency translation impact (s)	1%	2%	1%	2%	2%	0%	2%
	APAC region revenue change, constant currency adjusted	(1)%	0%	(1)%	(2)%	1%	0%	0%

(o)	westernunion.com revenue change, as reported (GAAP)	27%	22%	26%	21%	23%	22%	23%
	westernunion.com foreign currency translation impact (s)	3%	2%	2%	2%	0%	0%	1%
	westernunion.com revenue change, constant currency adjusted	30%	24%	28%	23%	23%	22%	24%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
	Business Solutions Segment
(p)	Revenues, as reported (GAAP)	$98.8	$396.0	$93.6	$96.6	$99.4	$94.3	$383.9
	Foreign currency translation impact (s)	3.9	15.0	2.8	3.2	(1.2)	(3.0)	1.8
	Revenues, constant currency adjusted	$102.7	$411.0	$96.4	$99.8	$98.2	$91.3	$385.7
	Prior year revenues, as reported (GAAP)	$101.9	$398.7	$99.2	$100.8	$97.2	$98.8	$396.0
	Revenue change, as reported (GAAP)	(3)%	(1)%	(6)%	(4)%	2%	(4)%	(3)%
	Revenue change, constant currency adjusted	1%	3%	(3)%	(1)%	1%	(8)%	(3)%

(q)	Operating income, as reported (GAAP)	$9.6	$21.1	$2.3	$5.3	$9.0	$(3.0)	$13.6
	Reversal of depreciation and amortization	11.9	50.8	10.6	10.6	10.6	10.7	42.5
	EBITDA (z)	$21.5	$71.9	$12.9	$15.9	$19.6	$7.7	$56.1
	Operating income margin, as reported (GAAP)	9.7%	5.3%	2.5%	5.5%	9.1%	(3.2)%	3.5%
	EBITDA margin	21.8%	18.1%	13.7%	16.6%	19.7%	8.0%	14.6%

(r)	Other (primarily bill payments businesses in United States and Argentina)
	Revenues, as reported (GAAP)	$180.4	$722.3	$193.8	$195.0	$197.6	$199.5	$785.9
	Foreign currency translation impact (s)	21.6	89.9	3.2	5.0	7.1	6.5	21.8
	Revenues, constant currency adjusted	$202.0	$812.2	$197.0	$200.0	$204.7	$206.0	$807.7
	Prior year revenues, as reported (GAAP)	$186.9	$741.1	$181.1	$179.1	$181.7	$180.4	$722.3
	Revenue change, as reported (GAAP)	(4)%	(3)%	7%	9%	9%	11%	9%
	Revenue change, constant currency adjusted	8%	10%	9%	12%	13%	14%	12%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(s)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(t)
Represents a non-cash goodwill impairment charge related to our Business Solutions reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins. These projections were reevaluated due to the declines in revenues and operating results recognized in the fourth quarter of 2017, which were significantly below management’s expectations. Additionally, as disclosed in prior Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, the total estimated fair value of the Business Solutions reporting unit previously included value derived from strategies to optimize United States cash flow management and global liquidity by utilizing international cash balances (including balances generated by other operating segments) to initially fund global principal payouts for Business Solutions transactions initiated in the United States that would have been available to certain market participants. However, the December 2017 enactment of tax reform into United States law (“Tax Act”) eliminated any fair value associated with these cash management strategies. These expenses have been excluded from segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with non-cash impairment charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(u)
Represents the impact from an accrual for a consent order with the New York State Department of Financial Services ("NYDFS") related to matters identified as part of the Joint Settlement Agreements (referred to above as the "NYDFS Consent Order" or the "NYDFS Settlement"), as described in our Form 8-K filed with the Securities and Exchange Commission on January 4, 2018. Amounts related to the NYDFS Consent Order were recognized in the second and fourth quarters of 2017, and the expenses had no related income tax benefit. These expenses have been excluded from segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(v)
Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company (the "Paymap Settlement Agreement"), included in full year 2015 results. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. See below for reconciliation of prior year operating income, excluding Paymap Settlement Agreement.

		4Q15	FY2015
	Operating income, as reported (GAAP)	$281.8	$1,109.4
	Paymap Settlement Agreement	N/A	35.3
	Operating income, excluding Paymap Settlement Agreement	$281.8	$1,144.7

(w)
Represents the impact from the settlement agreements related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission ("FTC"), and (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (referred to above, collectively, as the “Joint Settlement Agreements”), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. Amounts related to these matters were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. Additionally, in the third quarter of 2017, we recorded an additional accrual in the amount of $8 million related to an independent compliance auditor, pursuant to the terms of the Joint Settlement Agreements. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. Additionally, income tax benefit was adjusted in the fourth quarter of 2016 to reflect the revised determination, based on final agreement terms. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(x)
Represents the expenses incurred to transform our operating model, focusing on technology transformation, network productivity, customer and agent process optimization, and organizational redesign to better drive efficiencies and growth initiatives (“WU Way business transformation expenses”).  Amounts related to the WU Way business transformation expenses were recognized beginning in the second quarter of 2016, and each subsequent quarter. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the transformation of our operating model that can impact operating trends, management and investors are provided with a measure that increases the comparability of our other underlying operating results. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

(y)
Represents the estimated impact to our provision for income taxes related to the Tax Act, primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects. Certain of the Tax Act's impacts have been provisionally estimated and will likely be adjusted in future periods as we complete our accounting for these matters in 2018, in accordance with a recent staff accounting bulletin issued by the SEC.

(z)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

(aa)
For the three months and twelve months ended December 31, 2017, non-GAAP diluted weighted-average shares outstanding includes 3.3 million and 3.0 million shares, respectively. These shares are excluded from the Company's GAAP diluted weighted-average shares outstanding, as they are anti-dilutive due to the Company's GAAP net losses for the respective periods.

Other notes:
(bb)
Geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined entirely based upon the region where the money transfer is initiated. Prior to January 1, 2017, for transactions originated and paid in different regions, we split the transaction count and revenue between the two regions, with each region receiving 50%. Therefore, regional results for all periods previously presented have also been adjusted to attribute the transactions and revenue entirely to the region where the transaction was initiated.

(cc)	Represents the North America (United States and Canada) ("NA") region of our Consumer-to-Consumer segment.
(dd)	Represents the Europe and the Russia/Commonwealth of Independent States ("EU & CIS") region of our Consumer-to-Consumer segment.
(ee)
Represents the Middle East, Africa, and South Asia ("MEASA") region of our Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.

(ff)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment, including Mexico.
(gg)	Represents the East Asia and Oceania ("APAC") region of our Consumer-to-Consumer segment.
(hh)
Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(ii)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(jj)	Represents transactions initiated on westernunion.com.